Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the QuidelOrtho Corporation 2026 Inducement Plan of our report dated February 27, 2025, with respect to the consolidated financial statements of QuidelOrtho Corporation, included in its Annual Report (Form 10-K) for the year ended December 28, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

July 13, 2026